Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and CEO
(909) 980-4030

CVB Financial Corp. to Present at the

Keefe, Bruyette & Woods Community Bank Investor Conference

Ontario, CA, July 25, 2014 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be making a presentation and hosting one-on-one meetings with investors at the Keefe, Bruyette & Woods Community Bank Investor Conference on Tuesday, July 29, 2014. The conference will take place at the Grand Hyatt in New York City, NY from July 29 to July 30, 2014.

Mr. Myers will be giving a formal presentation on Tuesday, July 29 at 10:30 a.m. (EDT). The presentation will be available by way of live webcast and can be accessed through a link (http://wsw.com/webcast/kbw21/cvbf) or by visiting CVB Financial Corp.’s website at www.cbbank.com under the “Our Investors” tab for 90 days.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $7.42 billion. Citizens Business Bank serves 44 cities with 43 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Our Investors” tab.